Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                January 29, 2001


                          Black Warrior Wireline Corp.

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             (Exact name of registrant as specified in its charter)


Delaware                               0-18754                  11-2904094
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


               3748 Highway 45 North, Columbus, Mississippi 39701
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (601) 329-1047

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          (Former name or former address, if changed since last report)











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Item 5.  Other Events and Regulation FD Disclosure.

         On January 29, 2001, the Company and Coast Business Credit, a division of Southern Pacific Bank ("Coast") entered into a First Amendment (the "Amendment") to Loan and Security Agreement which amends certain of the terms of the Loan and Security Agreement dated January 24, 2000 (the "Loan Agreement"). The Amendment, among other things, (i) deferred until June 30, 2001 the Company's obligation to make monthly principal payments of its Excess Cash Flow, as defined, provided however, in the event a sale of the Company or substantially all its assets is not completed by June 30, 2001 with proceeds sufficient to pay all obligations due Coast under the Loan Agreement or the deferred Excess Cash Flow payments are not paid on or before July 20, 2001, then St. James Capital Partners, L.P. is required to make or cause to be made an additional equity investment in the Company in an amount equal to such deferred Excess Cash Flow payments, (ii) provides that for the quarters ended September 30, 2000, December 31, 2000 and March 31, 2001, the Company's "Tangible Net Worth" (as defined) may be less than that of the previous quarter but Tangible Net Worth as of September 30, 2000 must be at least $5.0 million and must have increased by $1.0 million by June 30, 2001, and (iii) provides that the Debt Service Coverage Ratio for September 30, 2000 shall be 1.0:1.0 and thereafter shall be 1.25:1.0, excluding from the denominator of the ratio interest or debt that has been accrued in lieu of being paid in cash when due. The Amendment deleted provisions requiring the Company to have actual revenue and EBIDTA of no less than 80% of the amount projected in the Loan Agreement and which limited the amount of the Company's capital expenditures to $50,000 per year. The provisions of the Loan Agreement relating to the guaranty of St. James Capital Partners, L.P. and SJMB, L.P. (collectively, "St. James") were amended to release certain securities owned by St. James from serving as collateral for the guaranty and to accept an $8.2 million letter of credit provided by St. James as substitute collateral.

         At the closing under the Amendment, the Company agreed to pay to Coast on the earlier of June 30, 2001 or the sale of the Company a waiver and amendment fee of $200,000 and agreed to pay Coast a letter of credit fee in the amount of $5,000 per month.

         Reference is made to the Amendment filed as an Exhibit hereto for a complete statement of its terms and conditions and to the Loan Agreement for the definition of certain terms used herein.


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

Item 7.  Financial Statements and Exhibits.

         (a)      None required.

         (b)      None required.

         (c)      Exhibits:


                  Exhibit Number               Description of Document
                -------------------     ----------------------------------------
                      10.1.1                   First   Amendment   to  Loan  and
                                               Security  Agreement dated January
                                               29, 2001  between the Company and
                                               Coast business Credit, a division
                                               of Southern Pacific Bank.

                      99.9                     Press  Release  dated January 29,
                                               2001









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



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Black Warrior Wireline Corp.

Dated:  January 29, 2001              By:   /s/ William L. Jenkins
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                                                 William L. Jenkins, President


















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